SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2002

MOODY’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14037 (Commission File Number)	13-3998945 (IRS Employer Identification No.)

99 Church Street
New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Item 2. Acquisition or Disposition of Assets.

     On April 12, 2002, Moody’s Corporation (“Moody’s”) consummated the acquisition of KMV LLC, a Delaware limited liability company, and KMV Corporation, a California corporation, pursuant to the terms of the previously reported Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002 (the “Acquisition Agreement”), among Moody’s, XYZ Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Moody’s (“Merger Sub”), KMV LLC, KMV Corporation, the principal members of KMV LLC and the shareholders of KMV Corporation. Pursuant to the Acquisition Agreement, Moody’s purchased all outstanding equity interests in KMV Corporation, and Merger Sub merged with and into KMV LLC with KMV LLC surviving the merger, and each of KMV Corporation and KMV LLC became a wholly-owned subsidiary of Moody’s (the “Acquisition”). The aggregate purchase price paid by Moody’s in the Acquisition was $210 million.

     The Acquisition Agreement is incorporated herein by reference to Exhibit 2.1, and a copy of the Moody’s press release announcing the consummation of the Acquisition is incorporated by reference and included herein as Exhibit 99. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

     Financial statements required by this item shall be filed by amendment not later than 60 days after the date that this report is required to be filed.

(b)	Pro Forma Financial Information.

     Financial statements required by this item shall be filed by amendment not later than 60 days after the date that this report is required to be filed.

(c)	Exhibits.

     The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002, by and among Moody’s Corporation, XYZ Acquisition LLC, KMV LLC, KMV Corporation and the principal members of KMV LLC and the shareholders of KMV Corporation identified therein (incorporated by reference to Exhibit 2.1 to Moody’s Corporation’s Form 8-K filed on February 22, 2002 (No. 1-14037))
99	Press Release issued April 15, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins

John J. Goggins Senior Vice President and General Counsel

Date: April 15, 2002

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002, by and among Moody’s Corporation, XYZ Acquisition LLC, KMV LLC, KMV Corporation and the principal members of KMV LLC and the shareholders of KMV Corporation identified therein (incorporated by reference to Exhibit 2.1 to Moody’s Corporation’s Form 8-K filed on February 22, 2002 (No. 1-14037))
99	Press Release issued April 15, 2002.